Exhibit 8.1

List of Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
AMTD Investment Inc.	Cayman Islands
AMTD Digital Inc.	Cayman Islands
AMTD Strategic Investment (BVI) Limited	British Virgin Islands
AMTD IDEA International Limited	British Virgin Islands
AMTD Fintech Investment (BVI) Limited	British Virgin Islands
AMTD Digital Financial Holdings Limited	British Virgin Islands
AMTD Digital Investments Holdings Limited	British Virgin Islands
AMTD (Singapore) Group Holdings Ltd.	British Virgin Islands
AMTD Risk Solutions Limited	British Virgin Islands
AMTD Direct Investment III Limited	British Virgin Islands
AMTD Strategic Investment Limited	Hong Kong
AMTD Overseas Limited	Hong Kong
AMTD International Holding Group Limited	Hong Kong
AMTD Risk Solutions Group Limited	Hong Kong
Digital Finance Media Limited	Hong Kong
AMTD Digital Solutions Power Pte. Ltd.	Singapore
AMTD Singapore Solidarity Fund Pte. Ltd.	Singapore
AMTD Solidarity Fund 2 Pte. Ltd.	Singapore
AMTD Solidarity Fund 4 Pte. Ltd.	Singapore
AMTD Property Investment Holdings Limited	British Virgin Islands
AMTD Properties (HK) Limited	British Virgin Islands
Dense Globe Investments Limited	British Virgin Islands
Fine Cosmos Development Limited	Hong Kong
AMTD Assets Group	Cayman Islands
AMTD Hotels and Properties Group	France
AMTD World Media and Entertainment Group Inc.	British Virgin Islands
AMTD World Media and Entertainment Group	Cayman Islands
AMTD World Media and Entertainment Group	France
The Art Newspaper SA	Switzerland
TAN France SAS	France
The Art Newspaper Limited	United Kingdom
The Art Newspaper USA Inc.	United States
L’Officiel Inc. SAS	France
L’Officiel Asia Inc.	Cayman Islands
L’Officiel Singapore Pte. Ltd.	Singapore
L’Officiel Malaysia Sdn. Bhd.	Malaysia
L’Officiel USA, Inc.	United States
Les Editions Jalou SARL	France
L’Officiel Italia SRL	Italy
Jalou Production SARL	France
Jalou Production Italy SRL	Italy
L’Officiel Hong Kong Publishing Limited	Hong Kong